Exhibit 99.1

Company Contact:
Mr. Ryan Hua
Vice President Operations
Cleantech Solutions International, Inc.
Email: ryanhua@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

Investor Relations Contact:
Ms. Elaine Ketchmere
CCG Investor Relations
Tel: +1-310-954-1345
Email: elaine.ketchmere@ccgir.com
Web: www.ccgirasia.com

Cleantech Solutions Receives Additional Orders for Solar Components

WUXI, Jiangsu, China, July 9, 2012 - Cleantech Solutions International, Inc. ("Cleantech Solutions" or "the Company") (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar and other clean technology industries, today announced that the Company has received follow-on purchase orders to supply 20 units of solar components to its international customer and has received maintenance orders from its Chinese domestic customer, for an aggregate amount of $0.78 million.

The purchase order provides for Cleantech Solutions to deliver a total of 20 units of various solar components to its international customer for total revenue of $0.54 million. The Company has received advance payment of $0.2 million and expects to deliver the units by the end of July 2012. The Company is currently also working on maintenance orders for its domestic customer, for total revenue of $0.23 million.

“Despite the challenges faced by the solar industry, we are encouraged to receive follow on orders from our international customer. We believe this demonstrates our technological capabilities and commitment to meet specific customer requirements,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “We currently have an order backlog of 25 units of solar products, which we expect to ship by August 2012. We will continue to work with our solar customers to seek to expand our product offering and hope to benefit from the longer term growth of this sector.”

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company's website is www.cleantechsolutionsinternational.com. Any information on our website and any other website is not a part of this press release.

Safe Harbor Statement
This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” in our Form 10-K for the year ended December 31, 2011 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2011 and our Form 10-Q for the quarter ended March 31, 2012. Any information on the Company's website or any other website is not a part of this press release. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.
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